For Release
February 14, 2013
1:00 p.m. PDT
Contacts:
Ed Pierce
Chief Financial Officer
(818) 878-7900

On Assignment Reports Results for Fourth Quarter 2012
Revenues & Adjusted EBITDA above High-end of Previously Announced Estimates
Announces Sale of Nurse Travel Division

CALABASAS, Calif., February 14, 2013 -- On Assignment, Inc. (NYSE: ASGN), a leading global provider of diversified professional staffing solutions, today reported results for the quarter ended December 31, 2012.
Fourth Quarter Highlights

•	Revenues were $401.7 million and above the high-end of the previously-announced estimates.

•
Revenues were up 3.4 percent sequentially (1.6 percent excluding Nurse Travel). This was achieved despite approximately $1.2 million in lost revenues from Hurricane Sandy and 1.5 fewer billable days in the quarter.

•	Adjusted EBITDA (a non-GAAP measurement defined below) was $44.3 million, up 150.3 percent year-over-year.

•	Effective tax rate was 45.4 percent for the quarter and 43.1 percent for the full year. The rate for Q4 included the effects of higher than expected non-deductible expenses related to Apex Systems.

•
Net Income was $11.3 million ($0.21 per diluted share) compared with $7.5 million ($0.20 per diluted share) in the fourth quarter of 2011 and $17.4 million ($0.33 per diluted share) in the third quarter of 2012.

•
Net Income (before the $8.4 million increase in amortization expense of intangible assets) was $16.4 million ($0.31 per diluted share). In Q4, the valuation of the identifiable intangible assets and amortization methods were finalized for Apex Systems resulting in an $8.4 million retrospective increase in amortization of which $5.0 million related to prior quarters.

•	Leverage ratio (total indebtedness to trailing twelve months Adjusted EBITDA) was 2.73 to 1 compared with 3.79 to 1 as of May 15, 2012, the effective date of the acquisition of Apex Systems.

Commenting on the results, Peter Dameris, President and Chief Executive Officer of On Assignment, Inc., said, “During the fourth quarter, we achieved many milestones that we believe position us well for a strong performance in 2013. These achievements include exceeding the high-end of our Q4 estimates and reporting sequential growth despite approximately one and a half fewer billable days and the effects on our business of Hurricane Sandy. We also continued to pay down our debt and reduce our leverage ratio.”

Dameris concluded, “We recently kicked off a process to develop a five-year strategic plan for the company. We have engaged the Parthenon Group to assist us in this process and expect to review key aspects of our strategic plan with our shareholders and employees in the second half of the year.”

Sale of Nurse Travel Division

On February 12, 2013, the Company completed the sale of its Nurse Travel Division for $31.0 million. The Company has agreed to provide certain back office services during a transitional period. This division accounted for 4.1 percent of pro forma 2012 revenues and 3.4 percent of pro forma 2012 gross profit and will be reported as discontinued operations in the Form 10-Q covering the first quarter of 2013.

Fourth Quarter 2012 Results
Revenues were $401.7 million, up 148 percent year-over-year and 3.4 percent on a sequential basis. Excluding Nurse Travel, revenues were $380.4 million, up 157 percent year-over-year and 1.6 percent sequentially. Apex Systems, which was acquired on May 15, 2012, accounted for $207.6 million, or 51.7 percent, of total revenues for the quarter. The Company’s other segments reported combined year-over-year revenue growth of 20.0 percent (16.8 percent without Nurse Travel).

Gross profit was $121.3 million, up 126 percent year-over-year and 1.9 percent sequentially. Excluding Nurse Travel, gross profit was $115.6 million, up 131 percent year-over-year and flat sequentially. The year-over-year growth was primarily due to the inclusion of Apex Systems, which accounted for $56.8 million, or 46.8 percent, of total gross profit and the year-over-year revenue growth of the other business segments. Gross margin was 30.2 percent compared with 33.1 percent for the fourth quarter of 2011. The year-over-year compression in gross margin was attributable to the inclusion of Apex Systems, which has a lower gross margin than the Company’s other business segments. Excluding Apex Systems, the combined gross margin for the other business segments was 33.2 percent, up slightly from the 33.1 percent in the fourth quarter of 2011.

Selling, general and administrative expenses (excludes amortization of intangible assets) were $82.7 million, up from $79.2 million in Q3 and below the high-end of our estimates for the quarter. The sequential increase included costs of added headcount and other expenses in the operating divisions to drive growth in 2013 and in the corporate departments to enhance our platform to support the larger organization.

Amortization of intangible assets (which is not included in SG&A) was $11.9 million, up from $3.3 million in Q3. The increase was attributable to adjustments made in Q4 for differences between the finalized asset valuation and amortization rates for the customer relationship intangible asset related to the acquisition of Apex Systems and the preliminary determinations reflected in Q2 and Q3. These adjustments are on a retrospective basis to the purchase date and Q4 includes an adjustment of $5.0 million related to Q2 and Q3.
The customer relationship asset final valuation was $92.1 million and is being amortized on an accelerated basis over a 10-year period using the customer relationship attrition rate used in valuing the asset.

Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization of identifiable intangible assets plus equity-based compensation expense, impairment charges and acquisition-related costs), was $44.3 million, up from $17.7 million in the fourth quarter of 2011 and down from the $45.5 million in the third quarter of 2012. The Adjusted EBITDA margin (Adjusted EBITDA as a percentage of revenues) was 11.0 percent compared with 10.9 percent for the fourth quarter of 2011 and 11.7 percent in the third quarter of 2012 (which had included $1.0 million benefit from the write-down of an earnout obligation).

The effective tax rate for the quarter was 45.4 percent compared with 42.3 percent for Q3 2012. The increase in the effective tax rate related to higher than expected meals and entertainment expense (which are subject to a 50 percent disallowance) from Apex Systems and the effects of full valuation allowances on deferred tax assets of certain of our foreign subsidiaries. This higher rate resulted in approximately $0.6 million increase ($0.01 per share) in the provision for income taxes. The effective tax rate for the full year is 43.1 percent, up from 41.4 percent in 2011 mainly due to the inclusion of Apex Systems.

Net income was $11.3 million ($0.21 per diluted share) compared with $7.5 million (0.20 per diluted share) for the fourth quarter of 2011. Income before income taxes included approximately $0.7 million ($0.01 per diluted share) in non-recurring acquisition costs. The $8.4 million increase in amortization expense on the customer relationship intangible asset discussed above, reduced net income $5.1 million ($0.10 per diluted share).

Financial Estimates for 2013
On Assignment is providing financial estimates for the first quarter and full year 2013. These estimates do not include any operating results from our Nurse Travel division (including the gain on the sale), acquisition-related costs or any expenses related to our strategic planning project. Those estimates follow:

First Quarter 2013

•	Revenues of $375 million to $380 million

•	Gross Margin of 29.4 percent to 29.7 percent

•	SG&A (excludes amortization of intangible assets) of $83 to $85 million (includes $2.0 million in depreciation and $2.6 million in equity-based compensation expense)

•	Amortization of intangible assets of $5.4 million

•	Adjusted EBITDA of $31 million to $34 million

•	Effective tax rate of 43 percent

•	Net income of $8.8 million to $10.5 million

•	Earnings per diluted share of $0.16 to $0.19

•	Diluted shares outstanding of 54.2 million

The Q1 estimates reflect normal seasonality in the business in which gross margins are lower sequentially due the reset of payroll taxes and SG&A expenses are higher sequentially due to headcount added in Q4 and Q1 to drive revenue growth for the year. The estimates assume year-over-year revenue growth of approximately 11 percent for Apex Systems, low teens for Oxford, a slight contraction for Life Sciences, low single digits for Physician Staffing and mid-to-high teens for Allied Healthcare. The estimates above assume no deterioration in the staffing markets that On Assignment serves.

Full Year 2013

•	Revenues of $1,605 million to $1,660 million

•	Gross Margin of 30.3 percent to 30.5 percent

•	SG&A (excludes amortization of intangible assets) of $350 to $375 million, which includes $9.0 million in depreciation and $14.5 million in equity-based compensation expense

•	Amortization of intangible assets of $21.0 million

•	Adjusted EBITDA of $164 million to $170 million

•	Effective tax rate of 43 percent

•	Net income of $56 million to $60 million

•	Earnings per diluted share of $1.02 to $1.09

•	Diluted shares outstanding of 55 million

The estimates assume year-over-year revenue growth of 10 to 15 percent for Technology (Apex Systems and Oxford), 8 to 10 percent for Life Sciences, approximately 11 percent for Physician Staffing and mid-to-high teens for Allied Healthcare. The estimates above assume no deterioration in the staffing markets On Assignment serves.

On Assignment will hold a conference call today at 1:30 p.m. PSDT (4:30 EST) to review its fourth quarter financial results. The dial-in number is 877-837-4158 (+1-281-913-8521 for callers outside the United States) and the conference ID number is 87843435. Participants should dial in ten minutes before the call. A replay of the conference call will be available beginning today at 4:30 p.m. PST and ending midnight EST on Thursday, February 28 2013. The access number for the replay is 855-859-2056 (1+404-537-3406 for callers outside the United States) and the conference ID number 87843435.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment’s web site at www.onassignment.com. Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.

About On Assignment
On Assignment, Inc. (NYSE: ASGN), is a leading global provider of in-demand, skilled professionals in the growing technology, healthcare and life sciences sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for their quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals.

On Assignment was founded in 1985 and went public in 1992. The corporate headquarters are located in Calabasas, California, with a network of approximately 131 branch offices throughout the United States, Canada, United Kingdom, Netherlands, Ireland and Belgium. Additionally, physician placements are made in Australia and New Zealand. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures
Statements made in this release and the Supplemental Financial Information accompanying this release include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance. Such measures also are used to determine a portion of the compensation for some of our executives and employees. We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters. One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, and amortization of identifiable intangible assets), other terms include Adjusted EBITDA (EBITDA plus equity-based compensation expense, impairment charges and acquisition related costs) and Net Income Before Acquisition Related Costs (Net Income plus acquisition related expenses, deferred financing fees written –off and non-recurring financing fees, net of tax). These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2012. All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, net income, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on March 14, 2012 and our Forms 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012 as filed with the SEC on May 9, 2012, July 30, 2012 and November 8, 2012, respectively. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2012	2011	2012	2012	2011

Revenues	$401,659	$161,790	$388,283	$1,239,705	$597,281
Cost of services	280,377	108,161	269,244	855,382	397,176
Gross profit	121,282	53,629	119,039	384,323	200,105
Selling, general and administrative expenses	82,743	39,447	79,223	273,528	153,360
Amortization of intangible assets	11,857	713	3,320	18,016	2,346

Operating income	26,682	13,469	36,496	92,779	44,399
Interest expense	(5,947)	(711)	(6,317)	(17,872)	(2,975)
Interest income	10	—	33	49	39
Income before income taxes	20,745	12,758	30,212	74,956	41,463
Provision for income taxes	9,423	5,257	12,779	32,303	17,166
Net income	$11,322	$7,501	$17,433	$42,653	$24,297
Earnings per share:
Basic	$0.22	$0.20	$0.33	$0.91	$0.66
Diluted	$0.21	$0.20	$0.33	$0.89	$0.64
Number of shares and share equivalents used to calculate earnings per share:
Basic	52,581	36,903	52,131	46,739	36,876
Diluted	53,680	37,773	53,162	47,826	37,758

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION (Unaudited)
(In thousands)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2012	2011	2012	2012	2011
Revenues:
Technology –
Apex	$207,576	$—	$202,664	$508,743	$—
Oxford	90,410	71,230	88,104	345,380	266,742
	297,986	71,230	290,768	854,123	266,742

Life Sciences	40,293	40,921	40,646	162,799	155,324
Healthcare	37,308	25,927	29,390	120,104	94,598
Physician	26,072	23,712	27,479	102,679	80,617
	$401,659	$161,790	$388,283	$1,239,705	$597,281

Gross profit:
Technology –
Apex	$56,752	$—	$56,934	$140,669	$—
Oxford	31,777	25,484	31,250	122,043	94,967
	88,529	25,484	88,184	262,712	94,967

Life Sciences	14,225	13,618	14,002	55,874	52,643
Healthcare	10,660	7,395	8,483	34,282	26,637
Physician	7,868	7,132	8,370	31,455	25,858
	$121,282	$53,629	$119,039	$384,323	$200,105

SELECTED CASH FLOW INFORMATION (Unaudited)
(In thousands)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2012	2011	2012	2012	2011
Cash (used in) provided by operations	$26,059	$8,365	$23,531	$40,698	$23,419
Capital expenditures	$3,471	$2,365	$3,712	$14,354	$8,411

SELECTED CONSOLIDATED BALANCE SHEET DATA (Unaudited)
(In thousands)

	December 31,		September 30,
	2012	2011	2012
Cash and cash equivalents	$27,479	$17,739	$13,873
Accounts receivable, net	243,003	93,925	247,731
Goodwill and intangible assets, net	763,239	259,440	772,598
Total assets	1,099,064	410,665	1,098,935
Current portion of long-term debt	10,000	5,000	10,000
Total current liabilities	119,770	56,409	129,480
Working capital	173,987	74,705	155,414
Long-term debt	416,588	81,750	429,088
Other long-term liabilities	29,983	25,763	23,912
Stockholders’ equity	532,723	246,743	516,455

RECONCILIATION OF GAAP NET INCOME AND EARNINGS PER SHARE TO NON-GAAP ADJUSTED EBITDA AND ADJUSTED EBITDA PER DILUTED SHARE (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	December 31,				September 30,
	2012		2011		2012
Net income	$11,322	$0.21	$7,501	$0.20	$17,433	$0.33
Interest expense, net	5,937	0.11	711	0.02	6,284	0.12
Provision for income taxes	9,423	0.18	5,257	0.14	12,779	0.24
Depreciation	1,860	0.03	1,594	0.04	1,817	0.03
Amortization of intangibles	11,857	0.22	713	0.02	3,320	0.06
EBITDA	40,399	0.75	15,776	0.42	41,633	0.78
Equity-based compensation	3,132	0.06	1,843	0.05	3,075	0.06
Acquisition-related costs	730	0.01	64	0.00	784	0.01
Adjusted EBITDA	$44,261	$0.82	$17,683	$0.47	$45,492	$0.86	(1)

Weighted average common and common equivalent shares outstanding (diluted)	53,680		37,773		53,162

	Year Ended
	December 31,
	2012		2011
Net income	$42,653	$0.89	$24,297	$0.64
Interest expense, net	17,823	0.37	2,936	0.08
Provision for income taxes	32,303	0.68	17,166	0.45
Depreciation	6,686	0.14	6,505	0.17
Amortization of intangibles	18,016	0.38	2,346	0.06
EBITDA	117,481	2.46	53,250	1.41
Equity-based compensation	9,706	0.20	6,927	0.18
Acquisition-related costs	10,568	0.22	1,056	0.03
Adjusted EBITDA	$137,755	$2.88	$61,233	$1.62	(1)

Weighted average common and common equivalent shares outstanding (diluted)	47,826		37,758
_______

(1)	Does not foot due to rounding

RECONCILIATION OF GAAP NET INCOME AND EARNINGS PER SHARE TO NET INCOME BEFORE ACQUISITION-RELATED COSTS AND EARNINGS PER SHARE BEFORE ACQUISITION-RELATED COSTS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	December 31,				September 30,
	2012		2011		2012
Net income	$11,322	$0.21	$7,501	$0.20	$17,433	$0.33
Acquisition-related costs, net of income taxes	126	—	38	0.00	649	0.01
Net income before acquisition-related costs	$11,448	$0.21	$7,539	$0.20	$18,082	$0.34

Weighted average common and common equivalent shares outstanding (diluted)	53,680		37,773		53,162

	Year Ended
	December 31,
	2012		2011
Net income	$42,653	$0.89	$24,297	$0.64
Non-recurring charges related to refinancing, net of income taxes	701	0.01	—	—
Acquisition-related costs, net of income taxes	6,014	0.13	605	0.02
Net income before acquisition-related costs	$49,368	$1.03	$24,902	$0.66

Weighted average common and common equivalent shares outstanding (diluted)	47,826		37,758

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS (Unaudited)
(Dollars in thousands)

	Technology				Healthcare
	Apex	Oxford	Total	Life Sciences	Allied Healthcare	Nurse Travel	Total	Physician	Consolidated
Revenues:
Q4 2012	$207,576	$90,410	$297,986	$40,293	$16,056	$21,252	$37,308	$26,072	$401,659
Q3 2012	$202,664	$88,104	$290,768	$40,646	$15,594	$13,796	$29,390	$27,479	$388,283
% Sequential change	2.4%	2.6%	2.5%	(0.90)%	3.0%	54.0%	26.9%	(5.10)%	3.4%
Q4 2011	—	$71,230	$71,230	$40,921	$12,166	$13,761	$25,927	$23,712	$161,790
% Year-over-year change	—	26.9%	N/M	(1.50)%	32.0%	54.4%	43.9%	10.0%	148.3%

Gross margins:
Q4 2012	27.3%	35.1%	29.7%	35.3%	31.2%	26.6%	28.6%	30.2%	30.2%
Q3 2012	28.1%	35.5%	30.3%	34.4%	32.5%	24.8%	28.9%	30.5%	30.7%
Q4 2011	—	35.8%	35.8%	33.3%	32.2%	25.3%	28.5%	30.1%	33.1%

Average number of staffing consultants:
Q4 2012	658	547	1,205	178	86	45	131	108	1,622
Q3 2012	650	512	1,162	166	83	42	125	103	1,556
Q4 2011	—	478	478	167	78	37	115	95	855
_______
N/M – not meaningful

	Technology				Healthcare
	Apex	Oxford	Total	Life Sciences	Allied Healthcare	Nurse Travel	Total	Physician	Consolidated
Average number of customers:
Q4 2012	606	651	1,257	934	519	131	650	180	3,021
Q3 2012	607	650	1,257	928	529	142	671	194	3,050
Q4 2011	—	606	606	945	493	128	621	171	2,343

Top 10 customers as a percentage of revenue:
Q4 2012	34.4%	15.8%	24.7%	23.3%	30.6%	30.6%	24.3%	22.1%	18.3%
Q3 2012	33.2%	15.5%	23.5%	22.6%	29.4%	34.7%	23.4%	19.2%	17.6%
Q4 2011	—	13.8%	13.8%	23.0%	24.4%	30.7%	20.3%	23.7%	8.3%

Average bill rate:
Q4 2012	$58.7	$122.2	$69.5	$35.1	$37.5	$67.8	$47.4	$184.6	$63.6
Q3 2012	$59.1	$120.2	$69.4	$35.2	$37.2	$68.3	$46.7	$181.6	$63.5
Q4 2011	—	$116.3	$116.3	$35.1	$35.7	$71.3	$47.4	$179.0	$66.7

Gross profit per staffing consultant:
Q4 2012	$86,000	$58,000	$73,000	$80,000	$58,000	$126,000	$82,000	$73,000	$75,000
Q3 2012	$88,000	$61,000	$76,000	$84,000	$61,000	$81,000	$68,000	$82,000	$76,000
Q4 2011	—	$53,000	$53,000	$82,000	$50,000	$93,000	$64,000	$75,000	$63,000

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS (Unaudited)

	Three Months Ended
	December 31, 2012	September 30, 2012
Percentage of revenues:
Top ten clients	18.3%	17.6%
Direct hire/conversion	1.7%	1.9%

Bill rate:
% Sequential change	0.1%	(2.2)%
% Year-over-year change	(4.6)%	(3.2)%

Bill/Pay spread:
% Sequential change	(0.2)%	(4.7)%
% Year-over-year change	(12.9)%	(12.0)%

Average headcount:
Contract professionals (CP)	11,987	11,871
Staffing consultants (SC)	1,622	1,556

Productivity:
Gross profit per SC	$75,000	$76,000